Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the THIRD quarter and NINE months ended SEPTEMBER 30, 2017

Company Reports Third Quarter EPS of $ 0.08

Company to Hold Conference Call on Thursday, November 9, 2017, at 8:30 AM ET

FUZHOU, China, November 8, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results for the third quarter and nine months ended September 30, 2017.

The Company’s recent notable events are as follows:

●	July 14, 2017: The Company announced a quarterly cash dividend of $0.01 per ordinary share outstanding, payable in cash on or about August 15, 2017 to shareholders of record on July 31, 2017. This marks the eleventh consecutive quarterly dividend paid by Pingtan. The Company intends to continue paying a cash dividend on a quarterly basis, and expects to adjust its quarterly dividend rate in accordance with its earnings performance.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We were pleased to continue to deliver strong operating and financial results despite a longer summer fishing off-season during 2017, and we were still able to achieve quarter EPS of $0.08. These results are accredited to management’s dedication to expand business by increasing our operating vessels and fishing territory. Meanwhile, our sales team continues to innovate and explore new sales channels, and secured a number of strategic cooperation agreements with major restaurant chain and e-commerce entities, including JD.com. We are now working closely with JD’s team to finalize all the preparation work to launch our fishing products online. We anticipate achieving good performance from e-commerce sales in the next report period.”

Factors Affecting Pingtan’s Results of Operation:

As previously disclosed in our Forms 10-K and 10-Q filed since 2015, in early December 2014, the Indonesian government introduced a moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could combat illegal fishing and rectify ocean fishing order. In February 2015, Pingtan ceased all fishing operations in Indonesian waters.  During the moratorium, PME was informed that local fishing licenses of four vessels operated through one of its local related companies PT. Avona Mina Lestari (“PT Avona”), and the fishery business license of the other local related company PT. Dwikarya Reksa Abadi (“PT Dwikarya”), were revoked. As a result and because of the general moratorium, all local fishing licenses of PME’s vessels in Indonesia are currently inactive. The MMAF has not yet restored the license issuance or renewal process for vessels built abroad. Since the Company derives a majority of its revenue from this area, this ban has caused a significant drop in the Company’s production.

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 2

In November 2015, the Indonesian government announced that the moratorium had concluded. As the MMAF has not implemented new fishing policies and resumed the license renewal process, we do not know when exactly licensing and renewal will start. The Company has been paying close attention to any new trends in fishing policy and has been actively exploring new cooperation models.

In September 2017, the Company was informed that the fishing licenses of 13 vessels deployed to the Indo-Pacific waters were suspended and the vessels were docked in the port by the Ministry of Agriculture and Fisheries (“MAF”) of the Democratic Republic of Timor-Leste. The MAF is alleging and investigating whether false statements were made during the licensing process and the vessels were simultaneously registered in Indonesia. The Company disputes these allegations.

Among the Company’s 140 vessels, 12 are located in the Bay of Bengal in India, 9 are located in international waters and 13 are located in the Indo-Pacific waters. Two squid jigging vessels finished renovation in October 2017 and will be deployed to international waters. The remaining vessels are temporarily not operating due to the moratorium discussed above.

Third Quarter 2017 Financial Highlights (all results are compared to prior year period)

●	Revenue increased 367.3% to $5.5 million from $1.2 million as a result of more fishing vessels put into operation.

●	Gross loss was $1.3 million compared to gross loss of $12.3 million, and gross margin was (23.9)% compared to (1,053.3)%.

●	Net income attributable to owners of the Company was $6.0 million, or $0.08 per basic and diluted share, compared to a net loss of $12.8 million, or $(0.16) per basic and diluted share.

Third Quarter 2017 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$5.5	$1.2
Cost of Revenue	$6.8	$13.5
Gross Loss	$1.3	$12.3
Gross Margin	(23.9)%	(1,053.3)%
Net Income (Loss)	$6.5	$(13.9)
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$0.08	$(0.16)

Balance Sheet Highlights

($ in millions, except per share data)	9/30/2017	12/31/2016
	(Unaudited)	(Unaudited)

Cash and Cash Equivalents	$22.3	$0.8
Total Current Assets	$35.1	$60.8
Total Assets	$218.8	$226.5
Total Current Liabilities	$58.6	$64.9
Total Long-term Debt, net of current portion	$19.9	$21.9
Total Liabilities	$78.5	$86.8
Shareholders’ Equity	$140.2	$139.7
Total Liabilities and Shareholders’ Equity	$218.8	$226.5
Book Value Per Share (in $)	$1.77	$1.77

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 3

Consolidated Financial and Operating Review

Revenue

Revenue for the three months ended September 30, 2017, was $5.5 million, increasing by 367.3% from $1.2 million of the same period in 2016. The increase was mainly attributable to our business expansion resulting from more fishing vessels put into operation.

For the nine months ended September 30, 2017, the Company’s revenue was $46.8 million, increasing by 533.7% from $7.4 million in the nine months of 2016. The increase was primarily due to an increase in sales volume from business expansion, as well as an increase in average unit sale price as marine catches are in short supply resulting from a longer fishing off-season from May to August for China seas during 2017 as opposed to June to August.

Gross Margin

The Company’s gross margin was (23.9)% for the three months ended September 30, 2017, compared to (1,053.3)% in the prior-year period. The significant increase was primarily attributable to the decrease in our unit production cost of fish resulting from the increase in our harvest volume by deploying more fishing vessels into operation.

For the nine months ended September 30, 2017, gross margin increased to 21.1% from (252.6)% in the same period of 2016. The increase was primarily attributable to the decrease in our unit production cost of fish resulting from the increase in our harvest volume by deploying more fishing vessels into operation.

Selling Expenses

Selling expenses were $0.2 million for the three months ended September 30, 2017, compared to $0.1 million in the prior-year period.

For the nine months ended September 30, 2017, selling expenses were $0.8 million, compared to $0.5 million in the same period of 2016.

General & Administrative Expenses

For the three months ended September 30, 2017, general and administrative expenses were $1.0 million, compared to $0.7 million in the prior-year period.

For the nine months ended September 30, 2017, general and administrative expenses were $3.3 million compared to $3.0 million in the same period of 2016.

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 4

Net Income/Loss

For the three months ended September 30, 2017, net income attributable to owners of the Company was $6.0 million, or $0.08 per basic and diluted share, compared to net loss attributable to owners of the Company of $12.8 million, or $(0.16) per basic and diluted share, in the same period of 2016. The increase was primarily due to the factors described above.

For the nine months ended September 30, 2017, net income attributable to owners of the Company was $24.8 million, or $0.31 per basic and diluted share, compared to net loss attributable to owners of the Company of $22.2 million, or $(0.28) per basic and diluted share, in the same period of 2016.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Thursday, November 9, 2017, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial-In (Toll Free):	877-407-0310
Live Participant Dial-In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q3-2017. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation that its continued expansions in new fishing territories would support it to solidify its position as a leading fishing company in China. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to successfully market, sell and distribute our products online, including unanticipated delivery issues; anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and service the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business, such as the Indonesian moratorium and actions taken by local countries that effect our vessels and operations; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected revenue and net income. In addition, please refer to the risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q . Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 5

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

Johnny Zhang

IR Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

jzhang@ptmarine.net

Maggie Li

IR Deputy Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 6

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

REVENUE	$5,462,792	$1,168,946	$46,819,813	$7,388,395
COST OF REVENUE	6,768,802	13,481,775	36,942,905	26,054,703
GROSS (LOSS) PROFIT	(1,306,010)	(12,312,829)	9,876,908	(18,666,308)
OPERATING EXPENSES:
Selling	194,202	93,843	761,495	508,062
General and administrative	977,603	660,700	3,325,268	3,038,984
Grant income	(9,274,101)	-	(22,023,741)	(153,514)
Loss on fixed assets disposal	190,162	-	187,709	-
Total Operating (Profit) Expenses	(7,912,134)	754,543	(17,749,269)	3,393,532
INCOME (LOSS) FROM OPERATIONS	6,606,124	(13,067,372)	27,626,177	(22,059,840)
OTHER INCOME (EXPENSE):
Interest income	20,617	782	172,043	4,051
Interest expense	(490,383)	(738,548)	(1,841,792)	(1,656,672)
Foreign currency transaction gain (loss)	396,852	(86,414)	941,734	(542,694)
Gain from cost method investment	318,125	-	318,125	378,997
Loss on equity method investment	(322,151)	(6,968)	(27,500)	(25,095)
Other expense	(66)	(59)	(6,331)	(476)
Total Other Income (Expense), net	(77,006)	(831,207)	(443,721)	(1,841,889)
INCOME (LOSS) BEFORE INCOME TAXES	6,529,118	(13,898,579)	27,182,456	(23,901,729)
INCOME TAXES	-	-	-	993
NET INCOME (LOSS)	$6,529,118	$(13,898,579)	$27,182,456	$(23,902,722)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	576,194	(1,075,177)	2,351,967	(1,750,492)
NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$5,952,924	$(12,823,402)	$24,830,489	$(22,152,230)
COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	6,529,118	(13,898,579)	27,182,456	(23,902,722)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	2,138,127	(459,166)	4,821,019	(3,831,852)
COMPREHENSIVE INCOME (LOSS)	$8,667,245	$(14,357,745)	$32,003,475	$(27,734,574)
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	744,763	(1,111,153)	2,732,334	(2,054,095)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$7,922,482	$(13,246,592)	$29,271,141	$(25,680,479)
NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$0.08	$(0.16)	$0.31	$(0.28)
WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 7

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN U.S. DOLLARS)

	September 30,	December 31,
	2017	2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash	$22,251,902	$820,396
Restricted cash	2,320,360	2,911,922
Accounts receivable, net of allowance for doubtful accounts	5,535,370	11,322,726
Inventories, net of reserve for inventories	3,000,785	8,811,111
Advances to suppliers	939,162	3,969,351
Prepaid expenses	-	8,145
Prepaid expenses - related parties	776,871	522,337
Other receivables	270,115	31,835,456
Other receivables - related parties	-	639,917
Total Current Assets	35,094,565	60,841,361

OTHER ASSETS:
Cost method investment	3,164,128	3,027,245
Equity method investment	30,054,827	28,493,273
Prepayment for long-term assets	11,397,913	11,913,912
Property, plant and equipment, net	139,060,927	122,196,594

Total Other Assets	183,677,795	165,631,024

Total Assets	$218,772,360	$226,472,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,872,180	$916,737
Accounts payable - related parties	4,750,145	2,560,760
Short-term bank loans	16,600,183	21,554,636
Long-term bank loans - current portion	12,083,955	17,298,544
Accrued liabilities and other payables	5,473,686	4,399,536
Accrued liabilities and other payables - related party	9,819,942	18,147,152
Due to related parties	3,040,602	43,354

Total Current Liabilities	58,640,693	64,920,719

OTHER LIABILITIES:
Long-term bank loans - non-current portion	19,888,804	21,839,412

Total Liabilities	78,529,497	86,760,131

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at June 30, 2017 and December 31, 2016)	79,055	79,055
Additional paid-in capital	81,906,871	111,008,085
Retained earnings	39,897,052	17,438,215
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(8,438,399)	(12,879,051)
Total equity attributable to owners of the company	122,836,406	125,038,131
Non-controlling interest	17,406,457	14,674,123

Total Shareholders’ Equity	140,242,863	139,712,254

Total Liabilities and Shareholders’ Equity	$218,772,360	$226,472,385

Pingtan Marine Enterprise, Ltd. November 8, 2017	Page 8

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,182,456	$(23,902,722)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation	6,454,155	4,769,455
Increase (decrease) in allowance for doubtful accounts	221,209	(112,562)
Increase in reserve for inventories	2,639,816	1,506,320
Loss on equity method investment	27,500	25,095
Loss on disposal of fixed assets	194,039	-
Changes in operating assets and liabilities:
Accounts receivable	5,928,573	9,335,357
Inventories	3,421,517	(1,520,001)
Advances to suppliers	3,133,470	297,813
Prepaid expenses	8,311	(4,590)
Prepaid expenses - related parties	(225,434)	3,434,109
Other receivables	32,217,955	(95,068)
Other receivables - related party	1,180,928	-
Accounts payable	954,719	(41,081)
Accounts payable - related parties	2,024,366	(296,671)
Accrued liabilities and other payables	854,714	930,168
Accrued liabilities and other payables - related party	(9,886,677)	-
Due to related parties	14,854	8,709,266
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,346,471	3,034,888

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(45,292,877)	(959,034)
Proceeds from government grants for fishing vessels construction	2,941,912	-
Prepayments made for long-term assets	-	(44,329,098)
Proceeds from transferring equity method investment share	-	15,199,416
Payments for equity method investment	(294,191)	-
NET CASH USED IN INVESTING ACTIVITIES	(42,645,156)	(30,088,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	12,912,868	18,999,502
Repayments of short-term bank loans	(18,701,191)	(14,168,748)
Proceeds from long-term bank loans	-	18,999,270
Repayments of long-term bank loans	(8,722,769)	(6,216,561)
Decrease (Increase) in restricted cash	706,059	(2,538,303)
Advances from related parties	2,982,394	3,753,620
Payments made for dividend	(2,371,652)	(2,371,652)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(13,194,291)	16,457,128

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	924,482	(284,053)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,431,506	(10,880,753)

CASH AND CASH EQUIVALENTS - beginning of period	820,396	11,448,684
CASH AND CASH EQUIVALENTS - end of period	$22,251,902	$567,931

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,945,560	$1,976,789
Income taxes	$-	$993
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$1,029,669	$38,606,518
Property and equipment acquired on credit as payable	$4,818,866	-
Offset other receivables - related parties against due to related parties	$-	$5,114,910